ESCROW DEPOSIT AGREEMENT

This Escrow Deposit Agreement (herein “Agreement”) entered into on the 13th day of December, 2006, by and between Rochdale Core Alternative Strategies Fund, LLC, Rochdale Core Alternative Strategies Fund TEI, LLC and Rochdale Core Alternative Strategies Master Fund, LLC (hereafter together referred to as the “Depositor”), and U. S. Bank National Association, a national banking association (the “Escrow Agent”), all being duly authorized to execute and deliver this Agreement.

WHEREAS, the Depositor desires (i) to establish an escrow fund (the “Escrow Fund”) with the Escrow Agent, and (ii) that the Escrow Agent perform certain services with respect to such Escrow Fund, in each case, in accordance with the terms and conditions hereof.

WHEREAS, the Depositor desire to use the Escrow Fund to hold investor deposits until they can be invested appropriately in investments of the Depositor.

WHEREAS, the Depositor desires to deposit into the Escrow Fund the sum varying amounts over time for the above described purposes.

WHEREAS, Escrow Agent is willing to perform such services in accordance with the terms and conditions hereof and has established the Escrow Fund hereunder,

NOW, THEREFORE, in consideration of the foregoing and of the agreements hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. APPOINTMENT OF ESCROW AGENT.  Depositor hereby appoints and designates U.S. Bank National Association as Escrow Agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment.

2. THE DEPOSIT.  The Depositor shall cause to be deposited with Escrow Agent $______________ (the “Deposit”) for deposit into the Escrow Fund.  The Depositor may, from time to time, deposit or cause to be deposited with the Escrow Agent additional amounts, which additional amounts shall be promptly deposited by the Escrow Agent into the Escrow Fund.  Escrow Agent shall invest the Deposit in accordance with Exhibit A.  The Escrow Agent shall periodically disburse the Escrow Fund in accordance with the authorization and instructions received from Authorized Officers of the Depositor as set forth on Exhibit B, by facsimile transmission or otherwise, in the form of Exhibit D (the “Disbursement Authorization”).  Escrow Agent has no duty to examine the Disbursement Authorization for authenticity, genuineness or completeness.

3. ESCROW AGENT.  The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in the Agreement.  No implied duties of the Escrow Agent shall be read into this Agreement and the Escrow Agent shall not be subject to, or obliged to recognize any other agreement between, or direction or instruction of, Depositor even though reference thereto may be made herein.

In the event all or any part of the Escrow Fund shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Escrow Fund or any part thereof, Escrow Agent is hereby expressly authorized to obey and comply with all final writs, orders, judgments or decrees so entered or issued by any court; and, if Escrow Agent obeys or complies with such writ, order, judgment or decree, it shall not be liable to Depositor or to any other party by reason such compliance.

Escrow Agent shall not be liable to anyone for any damages, losses or expenses incurred as a result of any act or omission of Escrow Agent, unless such damages, losses or expenses are caused by Escrow Agent’s willful default or gross negligence.  Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon the advice of counsel given with respect to any question relation to the duties under this Agreement or (ii) any action take or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person and as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Agreement.  The Escrow Agent may consult with legal counsel of its own choosing and shall be fully protected in acting or refraining from acting in good faith and in accordance with the opinion of such counsel.

The Escrow Agent shall not be responsible for the sufficiency or accuracy, or the form, execution, validity or genuineness, of documents or securities now or hereafter deposited or received hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable on account of the identity, authority or rights of any person executing, depositing or delivering or purporting to execute, deposit or deliver any such document, security or endorsement, nor shall the Escrow Agent be liable for any mistake of fact or of law or any error of judgment, or for any act or omission, except as a result of its gross negligence or willful malfeasance.  The Escrow Agent’s liability for any grossly negligent performance or nonperformance shall not exceed its fees and charges in connection with the services provided hereunder.  Under no circumstances shall Escrow Agent be liable for consequential damages or for loss, liability, or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavoidable or beyond its reasonable control.

In the event of a dispute between the parties hereto sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled at the expense of the Escrow Fund to tender the Escrow Fund into the registry or custody of any court of competent jurisdiction, to initiate such legal proceedings at the expense of the Escrow Fund as it deems appropriate, and thereupon to be discharged from all further duties and liabilities under this Agreement.  Any such legal action may be brought in any such court as Escrow Agent shall determine to have jurisdiction over the Escrow Fund.  The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing.  Escrow Agent shall be under no duty to take any legal action in connection with this Agreement or towards it enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might it to incur any costs, expenses, losses or liability, unless and until it shall be indemnified with respect thereto in accordance with this Agreement.

The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transaction, whether or not to the Agreement.

4. ESCROW AGENT’S FEES AND EXPENSES.  All fees and expenses of Escrow Agent shall be as set forth on Exhibit C attached hereto and incorporated herein and shall be paid by Depositor.

5. TERMINATION.  This Agreement shall terminate upon the distribution of all of the Escrow Fund pursuant to the provisions of this Agreement, provided that any termination shall not affect Depositor’s obligations arising prior to such termination, including the obligation to pay Escrow Agent’s fees.

6. INDEMNIFICATION OF ESCROW AGENT.  Depositor hereby agrees to protect, defend, indemnify and hold harmless the Escrow Agent against any and all costs, losses, claims, damages, disbursement, liabilities and expenses, including reasonable costs of investigation, court costs and attorney’s fees, which may imposed upon or incurred by Escrow Agent in connection with the performance of its duties hereunder, including any litigation arising out of this Agreement or involving the subject matter hereof; provided, however, that said indemnity shall not cover costs, losses, claims, damages, disbursements, liabilities and expenses arising out of Escrow Agent’s willful misfeasance or gross negligence.  The indemnification shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

7. RESIGNATION OF ESCROW AGENT.  It is understood that the Escrow Agent reserves the right to resign as Escrow Agent at any time by giving written notice of its resignation, specifying the effective date thereof, to each other party hereto.  Within thirty (30) days after receiving the aforesaid notice, the Depositor shall appoint a successor escrow agent to whom the Escrow Agent may distribute the property then held hereunder, less its fees, costs and expenses, including counsel fees and expenses which may remain unpaid at that time.  If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent and the fees, costs and expenses (including reasonably counsel fees and expenses) shall be paid by Depositor.

8. NOTICES.  All notices provided for here under shall be in writing and shall be deemed to be given:  (a) when delivered to the individual, or to an officer of the company, to which the notice is directed; or (b) three days after the same has been deposited in the United States mail sent Certified or Registered mail with Return Receipt Requested, postage prepaid, and addressed as provided in this Section; (c) when delivered by an overnight delivery service (including Federal Express or United States Express Mail) with receipt acknowledged and with all charges prepaid by the sender addressed as provided in this Section.  Notice shall be directed as follows:

(i) If to Depositor:

Rochdale Core Alternative Strategies Fund
570 Lexington Avenue, 9th Floor
New York, New York 10022
Attention: Fund Admin

(ii) If to Escrow Agent:

U. S. Bank National Association

or such other place or places or to such person or persons as shall be designated by written notice to the other party hereto.

9. ENTIRE AGREEMENT; BINDING EFFECT; MODIFICATION AND ASSIGNMENT.  This Agreement and matters and agreements referred to herein contain the entire understanding by and among the parties hereto and shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.  None of the terms or conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Depositor and Escrow Agent.  This Agreement may not be assigned by either party except with the prior written consent of the other party.  However, any successor to the business of U. S. Bank National Association, whether by reorganization or otherwise, will act with like effect as though originally named.

10. ENFORCEABILITY AND GOVERNING LAW.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under ______________ law, but if any provision shall prohibited by or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  This Agreement shall be construed, enforces and administered in accordance with the laws of the State of _______________.

11. HEADINGS DESCRIPTIVE.  The headings of the several sections of the Agreements are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this agreement.

12. BUSINESS DAY.  Business day shall mean a day on which commercial banks in ________________ are open for the general transaction of business.  If any action or time for performance pursuant to this Agreement is to occur on any Saturday, Sunday or holiday, such time for action or performance shall be extended to the next Business Day.

13. PATRIOT ACT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a Trust or other legal entity Agent will ask for documentation to verify its formation and existence as a legal entity.  Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

14. SECURITY ADVICE WAIVER.  The Depositor acknowledges that regulations of the Comptroller of the Currency grant it the right to receive brokerage confirmations of security transactions as they occur.  The Depositor specifically waives such notification to the extent permitted by law and acknowledges that it will receive periodic cash transaction statements, which will detail all investments transactions.

15. EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, Depositor and Escrow Agent have caused this agreement to be executed by their authorized representatives as of the date first above written.

Rochdale Core Alternative Strategies Fund  (“Depositor”)

By: /s/ Garrett D’Alessandro

Its:  President

Rochdale Core Alternative Strategies Fund  (“Depositor”)

By: /s/ Garrett D’Alessandro

Its:  President

Rochdale Core Alternative Strategies Fund  (“Depositor”)

By: /s/ Garrett D’Alessandro

Its:  President

U. S. Bank National Association  (“Escrow Agent”)

By:  /s/ John S. Wagner

Its: Vice President

By: /s/ Tatiana Kadyrova

Its: Assistant Vice President

EXHIBIT A

In the absence of specific written direction to the contrary, U.S. Bank National Association is hereby directed to invest and reinvest proceeds and other available moneys in the following fund as permitted by the operative documents.

U. S. Bank National Association
Money Market Accounts
Account and Description Terms

The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day.  Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. The deposit account is insured by the Federal Deposit Insurance Corporation up to $100,000.

EXHIBIT B

Authorized Officers of the Depositor and Specimen Signatures

Kurt Hawkesworth	CCO	/s/ Kurt Hawkesworth
Name (Printed)	Title	Signature

Edmund Towers	Treasurer	/s/ Edmund Towers
Name (Printed)	Title	Signature

Ben Younessian	Asst Treasurer	/s/ Ben Younessian
Name (Printed)	Title	Signature

Sophia Ohanessian	Asst Secretary	/s/ Sophia Ohanessian
Name (Printed)	Title	Signature

Anthony Sozio	Asst Secretary	/s/ Anthony Sozio
Name (Printed)	Title	Signature

EXHIBIT C

ESCROW AGENT FEES AND EXPENSES

$500.00 Acceptance Fee (One-time payment, at closing)

$0.00 Escrow Agent Fee (Payable annually, in advance)

PLUS

Reimbursable expenses including, but not limited to, the following (billed at cost incurred):

•	Wire Transfers
•	Travel
•	Publication Expenses
•	Postage
•	Insurance
•	Legal Expenses

EXHIBIT D

AUTHORIZATION TO DISBURSE

Attention:      U. S. Bank National Association
             Attn:  Corporate Trust Account Administration
             Ref:  _________________________
             Mailcode EP-MN-WS3C
             60 Livingston Avenue
             St. Paul, MN 55107-2232

RE:          Disbursement Order No. _______
Escrow Deposit Agreement entered into on the ____ day of ___________, 20__, by and between ______________________  (the “Depositor”), and U. S. Bank National Association, a national banking association (the “Escrow Agent”).

Escrow Agent is hereby authorized, ordered and directed to disburse to ____________________________ the sum of $_______________from the Escrow Fund provided under the Agency Agreement utilizing the following payment instructions:

By: ________________________________
Authorized Signature